Exhibit 99.1

ClearSign Announces Third Quarter 2018 Results

Conference Call Today at 5pm ET

SEATTLE, November 8, 2018 – ClearSign Combustion Corporation (Nasdaq: CLIR) ("ClearSign" or the "Company"), an emerging leader in industrial combustion technologies that improve energy and operational efficiencies while dramatically reducing emissions, today announced its results for the third quarter ended September 30, 2018.

“The Company continues to move forward on many fronts, the most important of which is expanding our pipeline of commercial opportunities,” said Steve Pirnat, CEO of ClearSign. “We are now working on 75 active opportunities, up from 68 last quarter, with a wide range of customers from large refiners to global supermajors to leading industrial boiler manufacturers. While we have not disclosed the revenue potential associated with this growing pipeline, I can report it increased 45% since our last update and provides a clear path to breakeven and ultimate profitability, if successful.”

Pirnat continued, “These figures, of course, do not include the prospects for our Duplex technology in China. I’m equally encouraged by our progress in this key market and look forward to providing important updates on this potentially transformative project in the coming weeks.”

“Last, but not least, the regulatory environment continues to support reduced emissions levels and greater fines for non-compliance as people demand a cleaner, healthier environment for themselves and their children. These regulations will vary by geographic area, and the size and type of the asset like fired heaters or industrial boilers. While the regulators are actively seeking proven solutions to improve air quality, projects like the recently announced collaboration among Clearsign Combustion, a southern California refiner and the SCAQMD are excellent examples of proactive efforts to reduce emissions to BACT using ClearSign’s patented Dulpex technology,” concluded Mr. Pirnat.

Recent strategic and operational highlights during and subsequent to the third quarter included:

•	Closed $11.7 Million Equity Investment – The Company closed a private placement of 5.2 million shares of common stock at a price of $2.25 per share with clirSPV LLC, a single purpose vehicle capitalized by a small group of experienced high net-worth and single-family office investors. Proceeds from the offering are being used to accelerate penetration into target verticals in domestic and international markets and continue product development efforts.
•	Appointed Wall Street Veteran, Robert T. Hoffman Sr., to the Board of Directors – On July 20, Mr. Robert T. Hoffman Sr. was appointed to the Board of Directors. Mr. Hoffman comes to the Company with more than 30 years of capital markets experience and expertise. Subsequently, on November 6, the Board of Directors voted to separate the roles of CEO and Chairman and appointed Mr. Hoffman to serve as Chairman, effective immediately.
•	Continued Progress With Two Supermajors for Duplex Evaluation – On July 26, ClearSign announced it engaged with a second, unnamed supermajor oil and gas company, which joins the previously announced engagement with ExxonMobil. After recent visits with both supermajors, ClearSign believes the process of identifying equipment for initial, paid installations at the respective refinery locations will be completed in the coming months. The Company believes this development reaffirms the increasing commercial interest from global supermajors and serves as an important validation of Duplex™ technology.

•	Announced Management and Board Composition and Compensation Changes - Company CEO Steve Pirnat announced his desire to retire when his contract expires on Dec. 31, 2018. A search for a successor is already underway with a nationally recognized search firm. Mr. Pirnat has agreed to stay on as long as necessary to ensure a smooth transition for the Company and key customers. Additionally, Director Jeffrey L. Ott stepped down from the Board to focus on his responsibilities and time commitment as the President of TEAM Industrial's Product and Service Line Management and Quest Integrity. The Board recognizes the value of refreshing its membership and is actively working with the National Association of Corporate Directors to find director candidates whose skills and personalities will complement the skills of the incoming CEO and the Board’s incumbent members. On November 6th, the Board agreed to reduce the annual compensation paid to non-employee directors and to change from a cash-based to an all-equity based compensation structure. The members of the Board have also decided to accelerate the scheduling of the Company’s annual meeting to the earliest practical date in order to introduce the Company’s stockholders to the new Board members.
•	Partnered With Southern California Refiner on Regulator-Funded Demonstration Project: The previously announced project with the South Coast Air Quality Management District (SCAQMD) will demonstrate ClearSign’s Duplex technology as a best available control technology (BACT) candidate to achieve ultra-low emissions levels in refinery process heaters and other types of fired equipment. The refiner has issued a commitment letter to the Company, subject to final approval by the SCAQMD.
•	Entered Final Stage of Installation on China Heating District Project: As announced last quarter, the Company continued to work with a large state-owned enterprise on a retrofit project for a major Chinese heating district group. ClearSign staff are currently in China finalizing the installation to satisfy the project testing requirements before the start of heating season.

The net loss for the second quarter was $2.3 million compared to $2.5 million a year ago. The difference was primarily due to a decrease in general and administrative costs.

On July 20, 2018, ClearSign received approximately $11.7 million in net cash proceeds from the closing of a private placement of its common stock.

Cash and cash equivalents totaled $18.1 million as of September 30, 2018, with no long-term debt outstanding.

Shares outstanding at September 30, 2018 were 26,660,980.

Third Quarter 2018 Conference Call

A conference call discussing the release of the Company's results for the third quarter ending September 30, 2018 will be held today, November 8, 2018, at 5:00PM Eastern Time. Investors interested in participating can dial 1-866-372-4653 within U.S. or 1-412-902-4217 from abroad. Investors can also access the call online through a listen-only webcast at https://www.webcaster4.com/Webcast/Page/987/27900 or on the investor relations section of the Company's website at http://ir.clearsign.com/overview.

The webcast will be archived on the Company's investor relations website for at least 90 days and a telephonic playback of the conference call will be available by calling 1-877-344-7529 within U.S. or 1-412-317-0088 from abroad. Conference ID 10125487. The telephonic playback will be available for 7 days after the conference call.

About ClearSign Combustion Corporation

ClearSign Combustion Corporation designs and develops products and technologies for the purpose of improving key performance characteristics of combustion systems, including emissions and operational performance, energy efficiency and overall cost-effectiveness. Our patented Duplex™, Duplex Plug & Play™ and Electrodynamic Combustion Control™ platform technologies enhance the performance of combustion systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, and power industries. For more information, please visit www.clearsign.com.

Cautionary note on forward-looking statements

All statements in this press release that are not based on historical fact are "forward-looking statements." You can find many (but not all) of these statements by looking for words such as

“approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,”

“plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions. While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, general business and economic conditions, the performance of management and our employees, our ability to obtain financing, competition, whether our technology will be accepted and other factors identified in our Annual Report on Form 10-K filed with the Securities & Exchange Commission and available at www.sec.gov and other factors that are to be detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For further information:

Investor Relations:

Matthew Selinger

Firm IR Group for ClearSign

+1 415-572-8152

mselinger@firmirgroup.com

Media:

Sylvester Palacios, Jr.

Pierpont Communications for ClearSign

+1 512-448-4950

Balance Sheets
(unaudited)

	September 30,
	2018	2017
ASSETS
Current Assets:
Cash and cash equivalents	$18,078,000	$1,247,000
Contract assets	39,000	184,000
Prepaid expenses and other assets	576,000	366,000
Total current assets	18,693,000	1,797,000

Fixed assets, net, and other assets	372,000	508,000
Patents and other intangible assets, net	1,929,000	1,856,000

Total Assets	$20,994,000	$4,161,000

LIABILITIES AND STOCKHOLDERS' EQUITY Current Liabilities:

Accounts payable and accrued liabilities	$778,000	$768,000
Current portion of lease liabilities	163,000	159,000
Accrued compensation and taxes	650,000	607,000
Total current liabilities	1,591,000	1,534,000
Long Term Liabilities:
Long term lease liabilities	73,000	195,000
Total liabilities	1,664,000	1,729,000

Stockholders' Equity:
Common stock, $0.0001 par value, 26,660,980 and 15,608,853 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	3,000	2,000
Additional paid-in capital	76,297,000	52,441,000
Accumulated deficit	(56,970,000)	(50,011,000)
Total stockholders' equity	19,330,000	2,432,000

Total Liabilities and Stockholders' Equity	$20,994,000	$4,161,000